Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Global Engine Group Holding Limited for the fiscal year ended June 30, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

October 20, 2025

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com